UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
  CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

E*TRADE Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Arlington, Virginia 22203
(Address of principal executive offices and Zip Code)

(646) 521-4340
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ETFC	The NASDAQ Stock Market LLC NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                                          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 23, 2020, E*TRADE Financial Corporation (the “Company”) announced its first quarter earnings for fiscal year 2020. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any filing thereunder or under the Securities Act of 1933, as amended, unless expressly set forth by specific reference in such filing.

ITEM 7.01.	REGULATION FD DISCLOSURE

Additionally, the Company published an updated version of its investor presentation, as well as a document containing answers to “frequently asked questions” to the Company’s corporate website, about.etrade.com. Both documents contain data for the quarter ended March 31, 2020, while the Frequently Asked Questions document also contains updates to certain information as of April 23, 2020.

Investors should note that the Company announces material financial information in filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases and public conference calls. Based on guidance from the SEC, the Company may also use the Investor Relations section of its corporate website, about.etrade.com, to communicate with investors about the Company. It is possible that the financial and other information posted there could be deemed to be material information. The information on the Company’s corporate website is not part of this document.

ITEM 8.01.	OTHER EVENTS

Common Stock Dividend Declaration

On April 22, 2020, the Company declared a cash dividend of $0.14 per share on the Company’s outstanding shares of common stock. The dividend is payable on May 19, 2020 to shareholders of record as of the close of business on May 13, 2020.

Supplemental Risk Factor

The Company is supplementing the risk factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”) with the new risk factor set forth below. This risk factor should be read in conjunction with the risk factors set forth in the 2019 Form 10-K.

Risks Relating to the Nature and Operation of Our Business

The coronavirus pandemic (COVID-19) has, and will likely continue to, adversely affect our business and results of operations. The extent to which COVID-19 and measures taken in response thereto, could materially adversely affect our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the outbreak and actions taken by governmental authorities to contain the financial and economic impact of the outbreak.

The emergence of a disease pandemic, such as COVID-19, or other widespread health emergencies, and related global health concerns can create, and have created, economic and financial disruptions in the global economy that adversely affect our business and results of operations. The economic and financial disruptions from the COVID-19 outbreak, as well as measures taken by various governmental authorities in response to the outbreak, have led us to implement operational changes as we have executed our business continuity plan and transitioned nearly all of our workforce to a remote working environment. We are dependent on third-party vendors for the performance of certain critical processes and such vendors are also operating under business continuity plans. These factors may impair our ability to conduct our business, particularly when coupled with the significant increase in client trading volumes and inquiries. There can be no assurance that our business continuity plans, or those of our vendors, which may include requiring a significant portion of our workforce to work remotely for an extended period of time, will fully mitigate all potential risks to us.

The COVID-19 outbreak has also weighed on the macroeconomic environment, leading to lower interest rates and equity market valuations, which has adversely affected our results of operations through reduced net interest income and other related revenues, compressed net interest margins and lower margin balances, among other factors.  While increased customer engagement has driven elevated trading-based net revenues and net asset flows, we cannot be certain that such levels will persist.  Prolonged disruption to the global economy may negatively impact customer engagement and could impair our customers’ ability to fulfill their credit obligations which could lead to increased losses associated with our mortgage loan portfolio, margin or other securities-based lending. The full extent to which the COVID-19 outbreak, or the emergence of another disease pandemic, and measures taken in response thereto, could materially adversely affect our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the outbreak or pandemic, actions taken by governmental authorities to contain the financial and economic impact of the outbreak or pandemic, the effects on our customers, employees and third-party vendors, and the overall impact to the economy and society.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Earnings Press Release, dated April 23, 2020
104 Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2020

E*TRADE FINANCIAL CORPORATION

By:	/s/	Lori S. Sher
Lori S. Sher Corporate Secretary